SUBSIDIARIES

                                             Jurisdiction of
Name                                          Incorporation
============================================================

+ Serologicals, Inc.                           Georgia
 * Allegheny Biologicals, Inc.                 Pennsylvania
 * Am Rho Laboratories, Inc.                   Delaware
 * Bioscot, Ltd.                               Scotland

+ Seramune, Inc.                               Delaware
 * Acadiana Plasma Center, Inc.                Delaware
 * Bay Plasma, Inc.                            Delaware
 * Canton Plasma, Inc.                         Delaware
 * Carolina BioCenter, Inc.                    Delaware
 * Colorado Plasma Company                     Delaware
 * Desert Plasma, Inc.                         Delaware
 * Eugene Plasma Corporation                   Delaware
 * Flint Plasma Co.                            Delaware
 * Illinois Plasma Systems, Inc.               Delaware
 * Lynchburg Plasma Company, Inc.              Delaware
 * Marion Plasma Company, Inc.                 Delaware
 * Normandale Plasma Co., Inc.                 Delaware
 * Reno Plasma, Inc.                           Delaware
 * Roanoke Plasma Company                      Delaware
 * Rocky Mountain Plasma, Inc.                 Delaware
 * Siouxland Plasma, Inc.                      Delaware
 * Southern Plasma Corp.                       Delaware
 * Southeastern Biologics, Inc.                Louisiana
 * University Plasma Centers, Incorporated     Louisiana
 * Twin Cities Plasma Center, Inc.             Iowa
 * Plasma Management, Inc.                     Louisiana
 * Austin Plasma, Inc.                         Texas
 * Northeast Plasma, Inc.                      Louisiana
 * Cenla Plasma, Inc.                          Louisiana
 * Concho Biologics, Inc.                      Delaware

+ Serologicals Barbados, Inc.
   (Foreign Sales Corporation)                 Barbados

- ---------------------------------------------------------
+ Sub of Serologicals Corporation
* Sub of Sub